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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 22, 1997


                             UNITED NATIONAL BANCORP
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             (Exact name of registrant as specified in its charter)


                                   New Jersey
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                 (State or other jurisdiction of incorporation)

                              000-16931 22-2894827
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           (Commission File Number) (IRS Employer Identification No.)

             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
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                    (Address of principal executive offices)

                                 (908) 429-2200
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     On May 22, 1997, United National Bancorp ("United") announced that its Board of Directors had declared a 2 for 1 stock split of its common stock. The stock split will be payable July 1, 1997 to stockholders of record on June 13, 1997.

     As a result of the stock split, the par value of the stock will be reduced from $2.50 to $1.25 per share. The approximate number of shares outstanding will increase from 4,500,000 to 9,000,000 after the new shares are issued.

     A copy of the text of United's press release reporting its 2 for 1 stock split is being filed as an exhibit to this Current Report.

     United is a registered bank holding company whose principal subsidiary, United National Bank, operates 20 branches in New Jersey throughout Hunterdon, Middlesex, Somerset, Union and Warren counties.




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Item 7.   Exhibits.



     99(a)     Press Release dated May 22, 1997





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   UNITED NATIONAL BANCORP

Dated: May 30, 1997             By:    /s/ Thomas C. Gregor
                                       -------------------------
                                       Thomas C. Gregor
                                       Chairman, President and
                                          Chief Executive Officer




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                                INDEX TO EXHIBITS


Exhibit No.    Description
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   99(a)       Press Release dated May 22, 1997